UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2018

ROSEHILL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37712	47-5500436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300

Houston, Texas, 77084

(Address of principal executive offices, including zip code)

(281) 675-3400

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On March 28, 2018, Rosehill Operating Company, LLC (“Rosehill Operating”), Rosehill Resources Inc. (the “Company”), as parent and JPMorgan Chase Bank, N.A. (as lender, Administrative Agent and Issuing Bank), and each of the lenders from time to time party thereto (collectively, the “ Lenders ”) entered into an Amended and Restated Credit Agreement (the “ Credit Agreement ”) to refinance Rosehill Operating’s existing credit facility with PNC Bank, National Association (the “Existing Credit Facility”).

Pursuant to the terms and conditions of the Credit Agreement, Rosehill Operating’s revolving line of credit and a letter of credit facility increased from up to $250 million under the Existing Credit Facility to up to $500 million under the Credit Agreement, subject to a borrowing base that is determined semi-annually by the Lenders based upon Rosehill Operating’s financial statements and the estimated value of its oil and gas properties, in accordance with the Lenders’ customary practices for oil and gas loans. Rosehill Operating’s initial borrowing base is $150 million, which represents an increase of $75 million from the borrowing base in effect under the Existing Credit Facility. The first scheduled redetermination under the Credit Agreement will occur on or about August 1, 2018 and, thereafter beginning in 2019, on or about April 1st and October 1st of each year. Rosehill Operating and the Lenders may each request an additional redetermination of the borrowing base once between two successive scheduled redeterminations. The borrowing base will be automatically reduced upon the issuance or incurrence of debt under senior unsecured notes or upon Rosehill Operating’s or any of its subsidiary’s disposition of properties or liquidation of hedges in excess of certain thresholds. Amounts borrowed under the Credit Agreement may not exceed the borrowing base. The initial borrowing increase may be increased with the consent of all lenders. The senior secured revolving credit facility also does not permit Rosehill Operating to borrow funds if at the time of such borrowing, Rosehill Operating is not in pro forma compliance with the financial covenants. Additionally, Rosehill Operating’s borrowing base may be reduced in connection with the subsequent redetermination of the borrowing base. The amounts outstanding under the senior secured revolving credit facility are secured by first priority liens on substantially all of Rosehill Operating’s oil and natural gas properties and associated assets and all of the stock of Rosehill Operating’s material operating subsidiaries that are guarantors of the senior secured revolving credit facility. If an event of default occurs under the senior secured revolving credit facility, JPMorgan Chase Bank, N.A. will have the right to proceed against the pledged capital stock and take control of substantially all of Rosehill Operating and Rosehill Operating’s material operating subsidiaries that are guarantors’ assets. There are currently no guarantors under the senior secured revolving credit facility.

Borrowings under the Credit Agreement will bear interest at a base rate plus an applicable margin ranging from 1.00% to 2.00% or at LIBOR plus an applicable margin ranging from 2.00% to 3.00%. The Credit Agreement will mature on August 31, 2022, with an automatic extension to the March 28, 2023 upon the payment in full of the notes (the “Notes”) issued pursuant to that certain Note Purchase Agreement dated as of December 8, 2017 among Rosehill Operating, the Company, U.S. Bank as agent and the holders party thereto (the “Note Purchase Agreement”) if there is no event of default under the senior secured revolving credit facility during the time of such extension.

The Credit Agreement contains various affirmative and negative covenants. These negative covenants may limit Rosehill Operating’s ability to, among other things: incur additional indebtedness; make loans to others; make investments; enter into mergers; make or declare dividends or distributions; enter into commodity hedges exceeding a specified percentage of Rosehill Operating’s expected production; enter into interest rate hedges exceeding a specified percentage of Rosehill Operating’s outstanding indebtedness; incur liens; sell assets; and engage in certain other transactions without the prior consent of JPMorgan Chase Bank, N.A. and/or lenders.

The Credit Agreement also requires Rosehill Operating to maintain the following financial ratios: (1) commencing on March 31, 2018, a current ratio, which is the ratio of consolidated current assets (including unused commitments under the Credit Agreement, but excluding non-cash assets) to consolidated current liabilities (excluding non-cash obligations, current maturities under the Credit Agreement and the Note Purchase Agreement), of not less than 1.0 to 1.0, (2) (x) commencing on March 31, 2018, a leverage ratio, which is the ratio of the sum of all of Rosehill Operating’s Total Debt to Annualized EBITDAX (as such terms are defined in the Credit Agreement) for the four fiscal quarters then ended, of not greater than 4.0 to 1.0 and (y) commencing on and after repayment in full of the Notes (other than surviving contingent indemnification obligations) and the repayment or redemption in full of the Series B Redeemable Preferred Stock, a leverage ratio, which is the ratio of the sum of all of Rosehill Operating’s Net Debt to Annualized EBITDAX (as such terms are defined in the Credit Agreement), of not greater than 4.0 to 1.0 and (3) commencing on March 31, 2018 for so long as the Series B Redeemable Preferred Stock remains outstanding, a coverage ratio, which is the ratio of (i) Annualized EBITDAX (as defined in the Credit Agreement) to (ii) the sum of (x) Interest Expense (as defined in the Credit Agreement) plus (y) the aggregate amount of Restricted Payments made in cash pursuant to Sections 9.04(a)(iv) and (v) of the Credit Agreement during the preceding four fiscal quarters, of not less than 2.5 to 1.0.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

First Amendment to Note Purchase Agreement

On March 28, 2018, Rosehill Operating entered into that certain First Amendment to Note Purchase Agreement (the “First Amendment”), among Rosehill Operating, as issuer, the Company, each of the holders from time to time party thereto and U.S. Bank National Association, as agent and collateral agent for the holders, which amends certain provisions of the Note Purchase Agreement to conform to provisions in the Credit Agreement.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated as of March 28, 2018, among Rosehill Operating Company, LLC, as borrower, Rosehill Resources Inc., as parent, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto as lenders.

10.2	First Amendment to Note Purchase Agreement, dated as of March 28, 2018, among Rosehill Operating Company, LLC, as issuer, Rosehill Resources Inc., each of the holders from time to time party thereto and U.S. Bank National Association, as agent and collateral agent for the holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSEHILL RESOURCES INC.

Date: March 29, 2018	By:	/s/ R. Craig Owen
	Name:	R. Craig Owen
	Title:	Chief Financial Officer

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